Exhibit (g)(1)(a)

                                ANNEX TO CONTRACT

      This is an amendment of and an annex to the Custody Agreement (Foreign and Domestic Securities) ("the Custody Agreement") dated by and between UNION BANK OF CALIFORNIA, N.A. referred to herein as "Custodian") and The Willamette Funds, on behalf of the Willamette Funds Family referred to herein as "Principal".

      Whereas the provisions of Rule 17f-5 and 17f-7 under the Investment Company Act of 1940 ("1940 Act") have been modified to allow for delegation of certain monitoring responsibilities previously required of the Board of Trustees of a regulated investment company.

      Whereas the Principal wishes to delegate to Custodian certain additional monitoring responsibilities pursuant to such rules.

      Now therefore, the parties hereto agree as follows:

      1. Definitions. As used herein, all terms shall have the definitions set forth in the Custody Agreement. In addition, the following terms shall have the meanings set forth:

      1.1 "Board" shall mean the Board of Trustees or the Board of Directors of Principal.

      1.2 "Emerging Market" shall mean each country listed on Schedule I attached hereto.

      1.3 "Foreign Market" shall mean each country listed on Schedule II attached hereto.

      1.4 "Monitoring System" shall mean the policies and procedures established by Custodian to fulfill the duties delegated to it pursuant to this Annex.

      1.5 The "Rule" shall refer to Rule 17f-5 and 17 f-7 of the 1940 Act, 17 CFR 17f-5, effective as of June 12, 2001.

      2. Responsibilities of Custodian.

      2.1 The Principal hereby delegates to Custodian the responsibilities set forth herein.

      2.2 Custodian accepts the Principal's delegation of responsibility set forth herein and agrees in performing its responsibilities as Custodian with respect to assets of Principal maintained in a Foreign Market or Emerging Market to exercise reasonable care, prudence and diligence such as a reasonable person having responsibility for the safekeeping of the Principal's assets would exercise.

      2.3 Custodian shall provide to the Board annually and at such other times as the Board may reasonably request based on the circumstances of the Principal's foreign custody arrangements, written reports notifying the Board of the placement of assets of the Principal with a particular foreign Sub-Custodian and of any material change in the arrangements (including any material changes in any contracts governing such arrangements or any material changes in the established practices or procedures of foreign Depositories) with respect to assets of the Principal held by any foreign Sub-Custodian.

      3. Custodian shall have the following responsibilities in addition to those set forth in the Custody Agreement:

      3.1 Before determining that assets of Principal shall be maintained with a foreign Sub-Custodian, Custodian shall determine that assets of the Principal held by such

      Sub-Custodian shall be subject to reasonable care based on the standards applicable to custodians in the relevant market in which such Sub-Custodian operates.

      3.2 Each Sub-Custodian relationship shall be established pursuant to written contract providing for reasonable care of assets based on the standards set forth in section (c)(1) of the Rule, and including the provisions set forth in sections (c)(2)(i)(A) through (F) of the Rule or provisions which Custodian determines provide the same or greater protection of the assets of the Principal.

      3.3 Custodian shall monitor under its Monitoring System the appropriateness of the continued custody or maintaining of assets of the Principal with a particular Sub-Custodian and, if the arrangement no longer meets the requirements of the Rule and this Custody Agreement, Custodian will take steps necessary to withdraw the foreign assets as soon as reasonably practicable.

      3.4 Custodian shall advise the Principal promptly when any change in a contract with a Sub-Custodian or any change in established market practices or procedures shall cause a sub-custody arrangement to no longer meet the requirements of the Rule and of action Custodian proposes to take.

      3.5 Notwithstanding the foregoing sub-sections of this section 3, except as set forth below, Custodian shall have no responsibility for the selection of any Depository or Depository's agent, the use of which is mandated by law or regulation, either because securities cannot be withdrawn from a depository, or because maintaining securities outside the securities depository is not consistent with prevailing market practices in the relevant market; provided, however, that Custodian shall notify Principal if Principal has directed a trade in a market containing a Depository, so Principal and the Investment Manager shall have an opportunity to determine the appropriateness of investing in such market.

      3.6 For purposes of this section 3, Custodian's determination of appropriateness shall not include any evaluation of "Country Risks" associated with investment in a particular country. Such Country Risks are the systemic risks of holding assets in a particular country, including, but not limited to
(a) the use of Depositories, (b) the country's financial infrastructure, (c) the country's prevailing custody and settlement practices, (d) risk of nationalization, expropriation or other governmental actions, (e) regulation of the banking or securities industries, (f) currency controls, restrictions, devaluation or fluctuation, and (g) market conditions which may affect the orderly execution of securities transactions or affect the value of the transactions. The parties agree that the evaluation of Country Risks shall be solely the responsibility of Principal and the Investment Manager.

      3.7 For each Depository used or intended to be used by the Principal of which Custodian is advised, Custodian shall provide Principal prior to any use of such a depository and from time to time thereafter, so long as assets of Principal are maintained with such Depository, with information addressing the factors set forth in Sub-section (c) (1) of the Rule to the extent reasonably available to the Custodian, together with Custodian's analysis of custody risks associated with maintaining assets of Principal with such Depository to assist the Principal and Investment Manager in determining the appropriateness of placing assets therein. Depositories used by Custodian as of the date hereof are set forth on Schedule III attached hereto, as the same may be amended on notice to Principal from time to time. Custodian shall monitor the custody risks of maintaining assets in each Depository where assets of Principal are maintained and shall notify Principal or the Investment Manager promptly of any material changes in these risks. The Custodian agrees to exercise reasonable care, prudence, and diligence in performing the requirements of this section 3.7.

      4. Emerging Markets.

      4.1 All settlements of securities transactions in Emerging Markets shall be transacted in accordance with the local laws, customs, procedures and practices to which the Sub-Custodian is subject.

      4.2 For Emerging Market transactions, crediting of Funds on contractual settlement date is not available in certain countries as the Custodian may identify in writing to Principal from time to time.

With regards to such Emerging Markets:

            4.2.1 Funds deposited or delivered to the Account(s) shall be available to the Principal or authorized Investment Manager on the same business day on which good funds are available to the Sub-Custodian.

            4.2.2 Securities deposited or delivered to the Account(s) shall be available to the Principal or authorized Investment Manager on the same business day on which such Securities are held in the nominee name or are otherwise subject to the control of the Sub-Custodian.

      5. Conflict. The parties agree that in case of conflict between the Custodian Agreement and the Annex, the provisions of the Annex will govern.

      6. Hold Harmless. Custodian shall not be liable for any costs, expense, damages, liabilities or claims, including reasonable attorneys' and accountants' fees, sustained or incurred by, or asserted against the Principal, except to the extent the damages arise out of the failure of Custodian to exercise due care as set forth herein. In no event shall Custodian be responsible to the Principal or any other party for special, indirect or consequential damages, for lost profit or for loss of business, arising in connection with this Annex or the Custody Agreement.

      In witness whereof, the Principal and Custodian have caused this Agreement to be executed by their respective officers, thereunto duly authorized, as of the date first above written.

         THE WILLAMETTE FUNDS

         By:
            --------------------------------
         Title:
               -----------------------------

         UNION BANK OF CALIFORNIA, N.A.

         By:
            --------------------------------
         Title:
               -----------------------------

                                   SCHEDULE I

                                EMERGING MARKETS

         Argentina
         Bangladesh*
         Brazil*
         Chile
         China
         Colombia*
         Czech Republic
         Ecuador*
         Egypt*
         Estonia
         Greece
         Hungary
         India*
         Indonesia*
         Israel
         Jordan*
         Korea (Republic of)
         Malaysia*
         Mexico
         Morocco*
         Pakistan*
         Peru*
         Philippines*
         Poland Romania*
         Russia*
         Slovakia*
         Slovenia*
         Sri Lanka
         Taiwan
         Thailand
         Turkey
         Venezuela*

                  * Actual Settlement Date accounting required

                                   SCHEDULE II
                                 FOREIGN MARKET

         Australia
         Austria
         Belgium
         Canada
         Denmark
         Finland
         France
         Germany
         Hong Kong
         Ireland
         Italy
         Japan
         Netherlands
         New Zealand
         Norway
         Portugal
         Singapore
         South Africa
         Spain
         Sweden
         Switzerland
         United Kingdom

                                  SCHEDULE III
                                  DEPOSITORIES

                         Compulsory                             Compulsory
                         Depository                             Depository

     Argentina              No*             Korea (Republic of)    No*
     Australia              No*             Malaysia               Yes
     Austria                No*             Mexico                 Yes
     Bangladesh             No*             Morocco                No
     Belgium                Yes             Netherlands            Yes
     Brazil                 Yes             New Zealand            No*
     Canada                 Yes             Pakistan               No
     Chile                  No              Peru                   No*
     China                  Yes             Philippines            Yes
     Colombia               No              Poland                 Yes
     Czech Republic         Yes             Portugal               Yes
     Denmark                No*             Romania                Yes
     Ecuador                No              Russia                 No
     Egypt                  No              Singapore              Yes
     Estonia                No*             Slovakia               Yes
     Finland                No              Slovenia               Yes
     France                 Yes             South Africa           No
     Germany                Yes             Spain                  Yes
     Greece                 No              Sri Lanka              Yes
     Hong Kong              No*             Sweden                 Yes
     Hungary                No*             Switzerland            Yes
     India                  No              Taiwan                 Yes
     Indonesia              No              Thailand               Yes
     Ireland                No*             Turkey                 Yes
     Israel                 Yes             Venezuela              No
     Italy                  Yes             United Kingdom         No*
     Japan                  No*
     Jordan                 No

      NOTE: Compulsory Depositories are those mandated by law, other markets that require depository activities based on market practices are noted with the asterisk.